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                                                                   EXHIBIT 23(a)










            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM




         We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to The Lamson & Sessions Co. 1998 Incentive Equity Plan (As Amended and Restated as of April 30, 2004) of our report dated February 13, 2004, with respect to the consolidated financial statements and schedule of The Lamson & Sessions Co. included in its Annual Report (Form 10-K) for the year ended January 3, 2004, filed with the Securities and Exchange Commission.





                                              /s/  Ernst & Young LLP



Cleveland, Ohio
August 18, 2004